UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 11, 2010

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on June 24, 2010, Interleukin Genetics, Inc. (the “Company”) received a notice from NYSE Amex LLC (the “Exchange”) that it intended to initiate delisting proceedings because the Company had failed to regain compliance with Section 1003(a)(iii) of the Exchange’s Company Guide due to stockholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years. The Company requested a hearing before a Listing Qualifications Panel (the “Panel”) to appeal the Exchange’s delisting determination. Despite the Company’s continued attempts to regain compliance, the Company determined that it was not possible to regain compliance with Section 1003(a)(iii) by the time of the scheduled hearing date and that any further appeal of the Exchange’s determination would not be successful. Accordingly, on August 11, 2010, the Company’s Board of Directors authorized the Company to withdraw the appeal of the Exchange’s delisting determination and to pursue transfer of the trading of the Company’s common stock to the OTCQB™ Marketplace. As a result, the Company’s common stock was suspended from the Exchange and began trading on the OTCQB™ under the symbol “ILIU” effective with the open of business on Monday, August 16, 2010.

On August 16, 2010, the Company issued a press release to report the transfer of trading of its common stock from the Exchange to the OTCQB™.  A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01            Other Events

On August 12, 2010, Interleukin Genetics, Inc. (the “Company”) issued a press release announcing it had signed an agreement with the University of Michigan to conduct a study on risk factors predictive of periodontal disease progression to tooth loss using a new version of the Company’s PST genetic test.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release dated August 16, 2010.

99.2	Press release dated August 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: August 16, 2010	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)